STOCK PURCHASE AGREEMENT
                            ------------------------

         THIS AGREEMENT is made as of September 23, 1999 among CHESHIRE DISTRIBUTORS, INC., a Delaware corporation ("Buyer"), EDUARDO P.V. CARDOSO and ALBERTEINA CARDOSO, (sometimes referred to herein individually as "Seller" and collectively as "Sellers"), and CARDOSO CIGARETTE DEPOT (PTY) LIMITED, a South African corporation (the "Company").

                                P R E A M B L E:

         WHEREAS, Buyer wishes to purchase from Sellers and Sellers wish to sell to Buyer all of the outstanding Shares of the Company (the "Shares"), as well as certain other assets, consisting of real property owned by or under the control of Sellers and used in connection with the business of the Company (the "Related Assets").

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:

                                    ARTICLE I

                           SALE AND PURCHASE OF SHARES

         1.1 Sale and Purchase. Each Seller hereby agrees (a) to sell and transfer to Buyer that number of Shares set forth on Exhibit 1.1(a) opposite the name of such Seller, which Shares in the aggregate represent 100% of the issued and outstanding shares of capital stock of the Company, free and clear of all Liens, and (b) to sell, transfer and convey or cause to be sold transferred and conveyed all of the Related Assets, which Related Assets are described in
Exhibit 1.1(b), free and clear of all Liens. Buyer hereby agrees to purchase all the Shares and Related Assets for an aggregate purchase price equal to $10,000,000 ( "Purchase Price").

         1.2 Payment of Purchase Price. At the Closing, subject to the terms and conditions hereof, the Sellers will deliver to Buyer certificate(s) representing the Shares, against payment of the first installment of the Purchase Price therefor in the sum of $1,000,000 by certified check or by wire transfer of immediately available funds to bank accounts in the Republic of South Africa, as designated by Sellers, respectively. The Buyer shall pay the remainder of the Purchase Price in the same manner, by paying a second installment of $4,000,000 ("Second Installment") on or before the first anniversary of the Closing Date, and a final installment of $5,000,000 on or before the third anniversary date of the Closing Date, such three installments being evidenced by a Promissory Note signed by Buyer in favor of Sellers, and secured by a Guaranty executed by John Rodrigues ("Rodrigues"), Buyer's principle shareholder, and a pledge of Rodrigues' shares in the Buyer, each in form approved by respective counsel for the parties

         1.3 Transfer of Related Assets. Sellers shall cause title to the Related Assets to be transferred to Buyer not later than the first anniversary of the Closing Date. It shall be a condition to the payment of the Second Installment that such transfer shall have been consummated.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

          Sellers, jointly and severally,  represent and warrant to Buyer, as of
the  date  of  this   Agreement   and  as  of  the  Closing  Date  (as  if  such
representations and warranties were remade on the Closing Date), as follows:

         2.1 Due Incorporation; Subsidiaries.. The Company, and each Subsidiary, are duly organized, validly existing and in good standing under the laws of the Republic of South Africa, with all requisite power and authority to own, lease and operate their respective properties and to carry on their respective businesses as they are now being owned, leased, operated and conducted. The Company, and each Subsidiary, is licensed or qualified to do business and is in good standing (where the concept of "good standing" is applicable) as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by them requires such licensing or qualification. The names of each Subsidiary and the jurisdictions in which the Company, and each Subsidiary are licensed or qualified to do business as a foreign corporation are set forth on Exhibit 2.1. Other than the Subsidiaries, the Company does not hold any direct or indirect economic, voting or management interest in any Person or directly or indirectly own any security issued by any Person. True, correct and complete copies of the Certificate of Incorporation and Bylaws, as amended, and all minutes of all meetings (or written consents in lieu of meetings) of the Board of Directors (and all committees thereof) and stockholders of the Company, and each Subsidiary, have been delivered to Buyer. Except as set forth in Exhibit 2.1, all actions taken by the Board of Directors (and all committees thereof) and stockholders of the Company and each Subsidiary are reflected in such minutes and written consents.

         2.2 Due Authorization. Each of Sellers and the Company has full power and authority to enter into this Agreement and each of Sellers and the Company has full power and authority to enter into its respective Related Agreements and to consummate the transactions contemplated hereby and thereby. Each of Sellers and the Company has duly and validly executed and delivered this Agreement and each of Sellers and the Company has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its respective Related Agreements. This Agreement constitutes legal, valid and binding obligations of each of Sellers and the Company and each respective Related Agreements upon execution and delivery by either or both of Sellers or by the Company will constitute legal, valid and binding obligations of such party, in each case, enforceable in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         2.3   Consents and Approvals; Authority Relative to this Agreement.

         (a) Except for the approval of the Exchange Control Department of the South African Reserve Bank or as set forth on Exhibit 2.3, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by either or both Sellers or by the Company of this Agreement, their respective Related Agreements or the consummation of the transactions contemplated hereby or thereby.

         (b) Except as set forth on Exhibit 2.3, the execution, delivery and performance by Sellers and the Company of this Agreement and their respective Related Agreements do not and will not, and the consummation of the transactions contemplated hereby and thereby does not and will not, (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of either or both of Sellers, the Company under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which either or both of Sellers of the Company is a party or by which either or both of Sellers or the Company or any of their respective assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of either of Sellers or the Company or indebtedness secured by their respective assets of properties; or (iv) violate or conflict with any provision of any of the certificate of incorporation, charter, bylaws or similar organizational instruments of the Company.

     2.4  Capitalization.

     (a) The authorized capital stock of the company consists of 100 Shares of Common Stock, one (1) South African rand par value, of which all such Shares are currently issued and outstanding. All of such Shares (i) are validly issued, fully paid and nonassessable and (ii) are, and when issued were, free of preemptive rights. Eduardo P.V. Cardoso owns (legally and beneficially) 99 of such Shares, free and clear of any and all Liens, and Alberteina Cardoso owns (legally and beneficially) 1 of such Shares, free and clear of any and all Liens. Except as set forth in Exhibit 2.4, there are no shares of capital stock of the Company held in the treasury of the Company and no shares of capital stock of the Company are currently reserved for issuance for any purpose or upon the occurrence of any event or condition.

         (b) Except as set forth in Exhibit 2.4, there are no shares of capital stock or other securities (whether or not such securities have voting rights) of the Company issued or outstanding or any subscriptions, option, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating either or both of Sellers or the Company, or obligating either or both of Sellers or any of their Affiliates to cause the Company to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of capital stock or other securities (whether or not such securities have voting rights) of the Company. Except as set forth in Exhibit 2.4, there are no outstanding contractual obligations of either or both of Sellers or the Company which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of the Company or the management or operation of the Company. Except for either of Sellers' rights as a holder of Shares and except for employee benefit plans or bonus arrangements disclosed pursuant to Section 2.17, no Person has any right to participate in, or receive any payment based on any amount relating to, the revenue, income, value or net worth of the Company or any component or portion thereof, or any increase or decrease in any of the foregoing.

         (c) The assignments, endorsements, stock powers and other instruments of transfer delivered by each Seller to Buyer at the Closing will be sufficient to transfer such Seller's entire interest, legal and beneficial, in the Shares. Each Seller has, and on the Closing Date will have, full power and authority to convey good and marketable title to all of the Shares, and upon transfer to Buyer of the certificates representing such Shares, Buyer will receive good and marketable title to such Shares, free and clear of all Liens.

     2.5  Financial Statements; Undisclosed Liabilities; Other Documents.

     (a) The Financial Statements have been prepared in accordance with South African GAAP and will prior to the Closing be converted to US GAAP consistently applied and present fairly the financial position, assets, liabilities and retained earnings of the Company as of the dates thereof and the revenues, expenses, results of operations, changes in financial position and cash flows of the Company for the periods covered thereby. The Financial Statements are in accordance with the books and records of the Company, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

     (b) Except as set forth in Exhibit 2.5 or in the Latest Balance Sheet, the Company has no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, other than trade payables and accrued expenses incurred in the ordinary course of business since the date of the Latest Balance Sheet.

     2.6 No Adverse Effects or Changes. Except as listed in Exhibit 2.6, since February 28, 1999, the Company has not:

            (i)   suffered any Company Material Adverse Effect;

            (ii) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance);

            (iii) incurred any obligation  or entered  into any  Contract  which required a payment by any party in excess of, or a series of payments which in the aggregate exceed, $100,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $100,000 except for purchases of raw materials and supplies in the ordinary course of business of the Company;

            (iv) taken any action, entered into authorized any Contract or transaction other than in the ordinary course of business and consistent with past practice;

            (v) sold, transferred, conveyed, assigned or otherwise disposed of any of its assets or properties, except sales of inventory in the ordinary course of business and consistent with past practice;


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

            (vi) waived, released or cancelled any claims against third parties or debts owing to it, or any rights which have any material value;

            (vii) made any  changes  in  its   accounting   systems,   policies,
                  principles or practices;

            (viii)entered into, authorized,  or permitted any transaction either or both of Sellers or any Affiliate of either or both of Sellers;

            (vix) authorized for issuance, issued,  sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock or any other securities, or amended any of the terms of any such securities;

            (x) split, combined, or reclassified any shares of its capital stock, declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeemed or otherwise acquired any securities of the Company;

            (xi) except for Existing Borrowings, made any borrowings, incurred any debt (other than trade payables in the ordinary course of business and consistent with past practice), or assumed guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or made any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice), in each case, in excess of $25,000;

            (xii) made any loans,  advances  or  capital  contributions  to,  or investments in, any other Person, in each case, in excess of $10,000;

            (xiii)entered  into,  adopted,  amended  or  terminated  any  bonus, profit sharing, compensation, termination, stock option, stock appreciation, right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increased in any manner the compensation or fringe benefits of any director or officer, or increased by five percent (5%) or more the compensation or fringe benefits of any nonunion employee earning in excess of $35,000 annually, or paid any benefit not required by any existing plan and arrangement or entered into any contract, agreement, commitment or arrangement to do any of the foregoing;

            (xiv) except for capital  expenditures  contemplated  by (xv) below, acquired, leased or encumbered any assets outside the ordinary course of business or any assets which are material to the Company;

            (xv) authorized or made any capital expenditure which individually is in excess of $25,000;

            (xvi) made any  Tax  election  or  settled  or  compromised  any Tax liability; or waived or extended the statue of limitations in respect of any such Taxes;

            (xvii)paid any amount,  performed  any  obligation  or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits against the Company or any of its directors, officers, employees or agents;

           (xviii)paid in  excess  of  $20,000,  performed   any  obligation  or
                  agreed to pay in excess of $20,000 or perform any obligation, in settlement or compromise of any claims of liability against the Company or any of its directors, officers, employees or agents; or

            (xix) terminated, modified,  amended or otherwise altered or changed any of the terms or provisions of any Contract, or paid any amount not required by Law or by any Contract, other than in the ordinary course of business and consistent with past practices.

     2.7  Title to Properties.  Except as  disclosed on Exhibit 2.7, the Company
(i) has, and on the Closing Date will have, good and marketable title to, and is, and on the Closing Date will be, the lawful owner of, all of the tangible and intangible assets, properties and rights used in connection with its business and all of the tangible and intangible assets, properties and rights reflected in the Financial Statements or Exhibit 2.9 or 2.10 (other than assets leased under the leases set forth in Exhibits 2.9 or 2.10 and assets disposed of in the ordinary course of business since the date of such Financial Statement.

     2.8 Condition and Sufficiency of Assets. Except as disclosed on Exhibit 2.8, all of the tangible assets and properties of the Company, whether real of personal, owned or leased, have been well maintained and are in good operation condition and repair (with the exception of normal wear and tear), and are free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations or adversely affect the resale value thereof. Immediately after the Closing Date, the Company shall own or have a permanent right to use all the assets, properties, rights, know-how, key personnel, processes and ability which are required for or currently used in connection with the operation of its business as it is presently conducted. Such assets, properties and rights were sufficient to produce the income for the fiscal year ended February 28, 1999, as shown on the Financial Statements. Except as set forth in Exhibit 2.8, the Company has no liabilities not directly related to, and that did not arise directly our of, the business of the Company.

     2.9  Real Property.

     (a) The Company does not hold legal title to, or own any legal or beneficial interest in any real property, except as set forth on Exhibit 2.9 A (the "Owned Real Property"), nor does it lease any real property, except as set forth on Exhibit 2.9 B (the "Leased Real Property") pursuant to Leases (the "Real Property Leases"). The Company does not hold, occupy or use any real property except for the Owned Real Property and the (the Leased Real Property). True and complete copies of the legal descriptions of the Owned Real Property and the Leased Real Property and of the Property Leases have been provided to Buyer. The activities carried on in all buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of, or in conflict with, any applicable zoning, Environmental Law, health regulations or ordinance or any other similar Law. Except as set forth in
Exhibit 2.9, no asbestos, asbestos-containing materials, PCB compounds or other pollutants, contaminants or Hazardous Material have been used in the construction or repair of, or any alterations or additions to, or are otherwise located on, any portion of the Owned or Leased Real Property. No parcel of land included in the Owned or Leased Real Property relies on or regularly makes use of access to the nearest public road or right-of-way over land owned by others, except where such access is by means of one or more valid recorded easements not subject to divestiture, the terms of which have been disclosed in writing to Buyer prior to the date hereof, and which easements the Company is entitled to use under the terms of the documents creating such easements and under the terms of the Real Property Leases. All covenants or other restrictions (if any) to which any of the Owned or Leased Real Property is subject are being in all respects properly performed and observed and, except for covenants contained in the Real Property Leases, do not provide for forfeiture or reversion of title if violated, and neither the Company nor the owners of any of the Owned or Leased Real Property has received any notice of violation (or claimed violation) thereof. Sellers have delivered to Buyer true and complete copies of the most recent title insurance policies and surveys (if any) for the Owned and Leased Real Property and copies of any recorded documents referred to in such policies or surveys, together with copies of all reports (if any) of any engineers, environmental consultants or other consultants in its possession relating to any of the Owned or Leased Real Property.

         (b) Each separate parcel included in the Owned or Leased Real Property and any improvements located thereon are served by water, storm and sanitary sewer facilities, telephone, gas and electricity, fire protection, drainage and other public utilities, all of which are adequate for the present and continued use thereof in the usual and normal conduct of the Company's business and operations, and have adequate parking facilities that meet all requirements imposed by applicable Laws. None of the Owned or Leased Real Property is subject to any recorded or unrecorded Lien, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation as might in any material respect interfere with or impair the present and continued use thereof in the usual


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


and normal conduct of the business and operations of the Company.

     (c) Except as disclosed on Exhibit 2.9, there is no pending, or, to the knowledge of the Company or the Sellers, threatened or proposed proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to classify as a landmark, or to impose special assessments on, or otherwise to take or restrict in any way the right to use, develop or alter, all or any part of the Owned or Leased Real Property.

     (d) All the Real Property Leases are in full force and effect, valid and enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies. None of the Real Property Leases have been amended or modified except as set forth in Exhibit 2.9, and there are no agreements, written or oral, between the Company and the owner of the Leased Real Property, other than the Real Property Leases. The Company has not received any notice of any, and there exists no, dispute, claim, event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default under any Real Property Lease. All rent and other amounts due and payable with respect to the Real Property Leases have been paid through the date of this Agreement and all rent and other amounts due and payable with respect to the Real Property Leases on or prior to the Closing Date will have been paid prior to the Closing Date. All lessors under the Real Property Leases have consented or prior to Closing will have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement or the Related Agreements without requiring modification in the rights or obligations thereunder except as set forth in Exhibit 2.3.

     2.10 Personal Property. Sellers have heretofore delivered a true and complete list of all of the tangible personal property used by the Company in its business having an original acquisition cost of $5,000 or more. Exhibit 2.10 sets forth all leases of personal property binding upon the Company, or any of its assets or properties, and all items of personal property covered thereby. All of such tangible personal property is presently utilized by the Company in the ordinary course of its business. Sellers have delivered to Buyer true and complete copies of all such personal property leases.

     2.11 Inventories. Sellers have heretofore made available to Buyer a true and accurate list of all inventories of the Company as of August 31,1999, with a complete listing of all items that have remained in inventory for over twelve months. Except as described on such list, each item of the inventory owned by the Company is of merchantable quality, is not obsolete and is usable and saleable in the ordinary course of its business, and none of such items is held on assignment or consignment. Such inventories are fairly reflected in the inventory accounts on the balance sheets included in the Financial Statements in accordance with GAAP, including all appropriate reserves, and are valued at the lower of cost or market.

     2.12 Accounts Receivable and Advances. Exhibit 2.12 contains a true and accurate list of all accounts receivable of the Company in excess of $10,000 and originating on or prior to July 1, 1999, and all loans and advances to third parties ("Advances"). Except as disclosed on Exhibit 2.12, (a) each account receivable of the Company (collectively, the "Accounts Receivable" represents a sale made in the ordinary course of business other than to Affiliates and which arose pursuant to an enforceable written Contract for a bona fide sale of goods or for services performed, and the Company has performed all of its obligations to produce the goods or perform the services to which such Account Receivable relates, and (b) to the best of Seller's knowledge, no Account Receivable or Advance, in each case in excess of $10,000, is subject to any claim for reduction, counterclaim, set-off, recoupment or other claim for credit, allowances or adjustments by the obligor thereof. Except as reserved against in the Financial Statements, all Accounts Receivable and Advances are collectible in full within 90 days of their obligation

     2.13 Intellectual Property. Exhibit 2.13 is a true and complete list of the trademarks, tradenames, service marks, patents and copyrights (including any registrations of or pending applications for nay of the foregoing) used by the Company in the conduct of its business. Except as disclosed on Exhibit 2.13:

     (a) all of the Company's Intellectual Property is owned by the Company free and clear of all Liens, and is not subject to any license, royalty or other agreement, and the Company has not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property;

     (b) none of the Company's Intellectual Property has been or is subject of any pending or threatened litigation or claim of infringement;

     (c) no license or royalty agreement to which the Company is a party is in breach or default by any party thereto or the subject of any notice of termination given or threatened;

     (d) the products manufactured or sold by the Company and any process, method, part, design, material or other Intellectual Property they employ, and the marketing and use by the Company of any such product, service or other Intellectual Property, do not infringe any Intellectual Property or confidential or proprietary rights of another, and the Company has not received any notice contesting its right to use any Intellectual Property; and

     (e) the Company owns or possesses adequate rights in perpetuity in and to all Intellectual Property necessary to conduct its business as presently conducted.

     2.14 Contracts. Exhibit 2.14 lists all of the Contracts and arrangements of the following types to which the Company is a party or to which it is bound, or to which any of its assets or properties is subject:

     (a) any collective bargaining agreement and a summary of the collective bargaining unit's position with respect to any such agreement currently the subject of negotiations;

     (b) any Contract or arrangement of any kind with any employee, officer or director of the Company or any of the respective Affiliates of such individuals, or any Contract or other arrangement of any kind with either or both of Sellers or any Affiliate of either or both of Sellers other than any such Contract or arrangement described in Section 2.17(a);

     (c) any Contract or arrangement with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person;

     (d) any Contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services (i) having a value in excess of $50,000;

     (e) any Contract or arrangement pursuant to which the Company has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

     (f) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property, loan commitment or other Contract or arrangement relating to the borrowing of funds, an extension of credit or financing;

     (g) any Contract or arrangement involving a partnership, joint venture or other cooperative undertaking;

     (h) any Contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of the Company;

     (i) any power of attorney or agency agreement or arrangement with any person pursuant to which such Person is granted the authority to act for or on behalf of the Company, or the Company is granted the authority to act for or on behalf of any Person;

     (j) any Contract for which the full performance thereof may extend beyond 60 days from the date of this Agreement, except for customer purchase orders that were entered into in the ordinary course of the Company's business;

     (k) any Contract not made in the ordinary course of business which is to be performed in whole or in part at or after the date of this Agreement;

     (l) any Contract, whether or not fully performed, related to any acquisition or disposition of the Company or any predecessor in interest of the Company, or any acquisition or disposition of any subsidiary, division, line of business, or real property; and

     (m)  any Contract not specified above that is material to the Company.

          Sellers have delivered to Buyer true and complete copies of each document listed on Exhibit 2.14, and a written description of each oral arrangement so listed. Except as disclosed on Exhibit 2.14, all such Contracts and arrangements (i) when entered into, were on terms no less favorable to the Company than the terms which could have been obtained at the date thereof from an unrelated third party, and (ii) if cancelled at any time by the other party, would not have a Company Material Adverse Effect.

     2.15 Permits. Exhibit 2.15 is a true and accurate list of all licenses, certificates, permits, franchises, rights, code approvals and private product approvals (collectively, "Permits") held by the Company. Except for the Permits listed on Exhibit 2.15, there are no Permits, whether federal, state, local or foreign, which are necessary for the lawful operation of the business of the Company.

     2.16  Insurance.

     (a) Exhibit 2.16 contains an accurate and complete list of all policies of fire, liability, workers' compensation, title and other forms of insurance owned, held by or applicable to the Company (or its assets or business), Sellers have heretofore delivered to Buyer a true and complete copy of all such policies, including all occurrence-based policies applicable to the Company (or its business) for all periods prior to the Closing Date. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all requirements of Law and
(ii) all Contracts to which the Company is a party, and are valid, outstanding and enforceable policies. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of the Company. Except as set forth in Exhibit 2.16, the Company has not been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three (3) years.

     (b) Sellers have furnished to Buyer a list of all claims, which (including related claims which in the aggregate) exceed $50,000, which have been made by the Company in the last three years under any workers' compensation, general liability, property or other insurance policy applicable to the Company or any of its properties. Except as set forth on said list, there are no pending or threatened claims under any insurance policy. Such claim information includes the following information with respect to each accident, loss, or other event:
(a) the identity of the claimant; (b) the nature of the claim; (c) the date of the occurrence; (d) the status as of the report date and (e) the amounts paid or expected to be paid or recovered.

     2.17  Employee Benefits.

     (a) General. The Company is not a party to and does not participate in or have any liability or contingent liability with respect to:

          (i) except as listed on Exhibit 2.17, any employee welfare, benefit, pension retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, (referred to collectively hereinafter in this Section as "arrangements"); or

          (ii) except as listed on Exhibit 2.17, any employment, consulting or agency agreement (referred to collectively hereinafter in this Section as "agreements").

     (b) Plan Documents and Reports. A true and correct copy of each of the plans, arrangements, and agreements listed on Exhibit 2.17, and all contracts relating thereto, to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and record keeping agreements, each as in effect on the date hereof, has been supplied to Buyer. In the case of any plan, arrangement, or agreement which is not in written form, Buyer has been supplied with an accurate description of such plan, arrangement, or agreement as in effect on the date hereof.

     (c) Compliance With Laws; Liabilities. As to all plans, arrangements, and agreements listed on Exhibit 2.17:

          (i) All plans and arrangements comply and have been administered in form and in operation in all material respects with all requirements of Law applicable thereto, and there has been no notice issued by any Governmental Authority questioning or challenging such compliance.

          (ii) There are no actions, suits, or claims (other than routine claims for benefits) pending or threatened involving such plans, arrangements or agreements or the assets thereof, and no facts exist which could give rise to any such actions, suits, or claims (other than routine claims for benefit).

          (iii)There has been no act or omission that would impair the right or ability of the Company to unilaterally amend or terminate any plan, arrangement or agreement.

     2.18 Employment and Labor Matters. Exhibit 2.18 contains a true, complete and accurate list of the names, titles, annual compensation (including all bonuses and similar payments made with respect to each such individual for the current and preceding fiscal years) of all directors, officers and employees of the Company who have an annual aggregate remuneration of $30,000 or more. The Company has and currently is conducting its business in full compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours, affirmative action, and nondiscrimination in employment. Except as disclosed on Exhibit 2.18, the relationships of the Company with its employees are good; there is, and during the past five years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty actually pending or threatened against or involving the Company and no attempt is currently being made or during the past three years has been made to organize any employees of the Company to form or enter a labor union or similar organization. Exhibit 2.18 contains a list of all grievances by employees during the past three years which have resulted in a significant change in work practices or contract interpretation or terms or resulted in arbitration.

     2.19  Taxes.

     (a) The amounts provided as a liability on the Financial Statements for all Taxes are adequate to cover all unpaid liabilities for all Taxes, whether or not disputed or not disputed, that have accrued with respect to or are applicable to the period ended on and including the Closing Date or to any years and periods prior thereto and for which the Company may directly or contingently liable in its own right or as a transferee of the assets of, or successor to, any Person. The Company has not incurred any Tax Liabilities other than in the ordinary course of business for any taxable year for which the applicable statute of limitations has not expired; there are no Tax Liens (other than Liens for current Taxes not yet due and payable) upon the properties or assets of the Company. Except as set forth in Exhibit 2.19, the Company has not granted or been requested to grant any waiver of any statutes of limitations applicable to any claim for Taxes.

     (b) Tax Returns have been filed for the Company and the Group, and all other filings in respect of taxes have been made for the Company, for all periods through and including the Closing Date as required by applicable Law. All Taxes shown as due on all such Tax Returns and other filings have been paid. Each such Tax Return and filing is true and correct and neither the Company has or will have any additional liability for Taxes with respect to any Tax Return or other filing heretofore filed or which was required by Law to be filed, other than as reflected as liabilities on the Financial Statements (which shall not include any amount reflected as a liability for deferred taxes). Except as set forth in Exhibit 2.19, none of the Tax Returns or other filings that include the operations of the Company has ever been audited or investigated by any Governmental Authority, and no facts exist which would constitute grounds for the assessment of any additional Taxes by any Governmental Authority with respect to the taxable years covered in such Tax Returns and filings. Except as set forth in
Exhibit 2.19, no material issues have been raised in any examination by any Governmental Authority with respect to the business and operations of the Company which, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability for Taxes for any other period not so examined. All Taxes which the Company and the Group are required by Law to withhold or collect, including without limitation, sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose. All information returns required to be filed by the Company, prior to the Closing Date have been (or will be) filed, and all statements required to be furnished to payees by the Company prior to the Closing Date have been furnished to such payees, and the information set forth on such information returns and statements is true, complete and correct.

     (c) Except as set forth in Exhibit 2.19, the Company is not a party to or is otherwise subject or any arrangement having the effect of or giving rise to the recognition of a deduction or loss in a taxable period ending on or before the Closing Date, and a corresponding recognition of taxable income or gain in a taxable period ending after the Closing Date, or any other arrangement that would have the effect of or give rise to the recognition of taxable income or gain in a taxable period ending after the Closing Date without the receipt of or entitlement to a corresponding amount of cash.

     (d) Except as set forth in Exhibit 2.19, the Company is not subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for Tax purposes.

     2.20  No Defaults or Violations. Except as disclosed on Exhibit 2.20:

     (a) The Company has not breached any provision of, not is it in default under the terms of, any Contract to which it is a party or under which it has any rights or by which it is bound, and no other party to any such Contract has breached such Contract or is in default thereunder.

     (b) The Company is in compliance with, and no violation exists under, any and all Laws applicable to the Company;

     (c) No notice from any Governmental Authority has been received by the Company claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any Tax, assessment or penalty.

     2.21  Environmental Matters. Except as disclosed in Exhibit 2.21:

     (a) The business, operations and facilities (whether owned or leased) of the Company, and all existing uses of and activities on or at any of the properties or facilities (whether owned or leased) of the Company, are in material compliance with all Environmental Laws in effect as of the date hereof, and no condition exists or event occurred which, with or without notice or the passage of time or both, would constitute a violation of or give rise to any Lien under any Environmental Law;

     (b) The Company is in possession of all Environmental Permits necessary or desirable for the conduct or operation of its business (or any part thereof), and is in material compliance with all of the requirements, conditions and limitations included in such Environmental Permits;

     (c) The Company has not received any notice from any Governmental Authority or any other Person that any past or present aspect of the business, operations or facilities (whether owned or leased) of the Company is in violation of any Environmental Law or Environmental Permit, or that the Company is responsible or liable (or potentially responsible or liable) for the investigation, cleanup or remediation of any Hazardous Materials at any location; and

     (d) The Company is not the subject of any litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violations of or liability under any Environmental Law.

     2.22  Litigation.

     (a) Except as disclosed in Exhibit 2.22, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or threatened against or affecting the Company or any of its officers, directors, employees, agents or stockholders thereof in their capacity as such, or any of the Company's properties or businesses, and neither the Sellers nor the Company is aware of any facts or circumstances which may give rise to any of the foregoing. Except as set forth on Exhibit 2.22, all of the proceedings pending or threatened against the Company are fully covered by insurance policies (or other indemnification agreements with third parties) and are being defended by the insurers (or such third parties), subject to such deductibles as set forth in such Exhibit. Except as disclosed in Exhibit 2.22, the Company is not subject to any order, judgement, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. The Company has not entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation other than the payment of money or for which the Company has any continuing obligation.

     (b) There are no claims, actions, suits, proceedings or investigations pending or threatened by or against the Company or either or both of Sellers with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and neither of Sellers has any reason to believe there is a valid basis for any such claim, suit, proceeding, or investigation.

     2.23 No Conflict of Interest. Except as disclosed on Exhibit 2.23, neither of Sellers nor any of their Affiliates have or claim to have any direct or indirect interest in any tangible or intangible property used in the business of the Company, except as a holder of Shares. Except as set forth on Exhibit 2.23, neither of Sellers nor any of their Affiliates have any direct or indirect interest in any other Person which conducts a business similar to, has any Contract or arrangement with, or does business or is involved in any way with, the Company, except for the ownership of less than 2% of any class securities of any publicly held corporation. Exhibit 2.23 contains a complete and accurate description of all such Persons, interests, arrangements and other matters.

     2.24 Bank Accounts. Exhibit 2.24 sets forth the names and locations of each bank or other financial institution at which the Company has an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from the Company and a summary statement thereof.

     2.25  Customers, Suppliers, etc.

     (a) Exhibit 2.25 sets forth a list of the ten largest customers and ten largest suppliers of the Company in terms of revenue during the fiscal year ended February 28, 1999 (collectively, the "Major Customers" and "Major Suppliers", respectively).

     (b) Except to the extent set forth in Exhibit 2.25, since February 28, 1999, there has not been any adverse change in the business relationship, and there has been no material dispute, between the Company and any Major Customer or Major Supplier, agent or sales representative, and there are no indications that any Major Customer intends to reduce its purchases from the Company.

     2.26 Claims Against Officers and Directors. There are no pending or threatened claims against any director, officer, employee or agent of the
Company or any other Person which could give rise to any claim for indemnification against the Company.

     2.27 Due Diligence Materials. Except as provided in Exhibit 2.27, Sellers shall have provided to Buyer or its representatives, in accordance with the terms of Section 4.2, all documents of the character and type requested by Buyer in connection with its "due diligence" investigation of the Company, and there are no documents in the possession of Sellers, the Company or any of their respective agents or representatives of a character or type described in such requests which have not been so provided to Buyer or its representatives.

     2.28 Improper and Other Payments. To the best of Sellers' knowledge, except as set forth on Exhibit 2.28, (a) neither the Company, any director, officer, employee, agent or representative of the Company, or any other Person acting on behalf of any of them, has made, paid or received any bribes, kickbacks or other similar payments to or from any Person, whether lawful or unlawful, (b) no contributions have been made, directly or indirectly, to a domestic or foreign political party or candidate and (c) no improper foreign payment (as defined in the United States Foreign Corrupt Practices Act) has been made.

     2.29 Brokers. None of the Sellers or the Company has used any broker or finder in connection with the transactions contemplated hereby, and neither Buyer nor any Affiliate of Buyer has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by either or both of Sellers or by the Company in connection with any of the transactions contemplated by this Agreement.

     2.30 Accuracy of Statements. Neither this Agreement nor any Exhibit, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Company or either or both of Sellers to Buyer or any representative or Affiliate of Buyer in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     2.31 Projections; Material Facts. In connection with the transactions contemplated by this Agreement, Sellers have furnished to Buyer a business plan including certain projected budgets, financial statements and forecasts. Except as limited by the next sentence, all statements contained in the business plan are true, correct and complete in all material respects.. The Company and Sellers do not represent or warrant that any occurrences, developments or facts (including, without limitation, projections),which the business plan says will occur or eventuate after its date (or which were otherwise furnished in writing to Buyer), will in fact occur or eventuate after such date. But the Company and Sellers represent and warrant that such occurrences, developments of facts, including such projections, presented therein were prepared by the Company in good faith based on its best knowledge, information and belief. No representation or warranty by the Company or Sellers contained in the business plan (other than the projections), this Agreement or any other written statement, information, material or certificate furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereby by the Company or Sellers contains any untrue statement or material fact or omits to state a material fact necessary to make the statements contained therein or herein not misleading, when all are taken together as a whole (it being understood that, in the event of any inconsistency between this Agreement and any other writings, this Agreement shall control). The Company knows of no information or fact which has or would have a material adverse effect on the financial condition, business or business prospects of the Company, which has not been disclosed to Buyer. Since the respective dates as of which information is given in the business plan, the Company knows of no material adverse change in the business, business prospects, property, condition or results of operations of the Company.

     2.32 Investigation. It shall be no defense to an action for breach of this Agreement that Buyer or its agents have (or have not) made investigations into the affairs of the Company or that the Company or Sellers could not have known of the misrepresentation or breach of warranty.

     2.33 Related Assets. Sellers hold legal title to all of the Related Assets described in Exhibit 1.1(b), except for the Corporate Owned Related Assets; and as for the Corporate Owned Related Assets, Sellers own 100% of the outstanding capital stock in the corporations listed in Exhibit 1.1(b) which own such assets. Except as set forth in Exhibit 2.33, each of the representations and warranties set forth in this Agreement, including without limitation in Sections
2.9 and 2.21 are true and correct as applied to the Related Assets and the corporations owning the Corporate Owned Related Assets.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to each of Sellers, as of the date of this Agreement and as of the Closing Date ( as if such representations and warranties were remade on the Closing Date), as follows:

     3.1 Due Incorporation. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now owned, leased, operated and conducted.

     3.2 Due Authorization. Buyer has full power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and Related Agreements have been duly and validly approved by the board of directors of Buyer and no other actions or proceedings on the part of Buyer are necessary to authorize this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. Buyer has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the Related Agreements. This Agreement and the Related Agreements constitute legal, valid and binding obligations of Buyer, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

     3.3  Consents and Approvals; Authority Relative to this Agreement.

     (a) Except for the approval of the Exchange Control Department of the South African Reserve Bank or as set forth on Exhibit 3.3, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Buyer of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

     (b) Except as set forth on Exhibit 3.3, the execution, delivery and performance by Buyer of this Agreement and its Related Agreements do not and will not, and the consummation of the transactions contemplated hereby and thereby does not and will not, (i) violate any Law; or (ii) violate or conflict with any provision of the certificate of incorporation, charter, bylaws or similar organizational instruments of Buyer.

                                    ARTICLE V

                                    COVENANTS

     4.1 Implementing Agreement. Subject to the terms and conditions hereof, each party thereto shall use its reasonable best efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby. Each Seller agrees that unless this Agreement is terminated in accordance with the provisions of Section 8.1, each Seller will not encumber the Shares, will not sell the Shares to any Person other than Buyer (or an Affiliate of Buyer) and will not take any other action which would have the effect of preventing or disabling each Seller's respective performance of its obligations under this Agreement.

     4.2  Access to Information and Facilities.

     (a) From and after the date of this Agreement or such earlier time as Buyer and Sellers shall have mutually agreed, Sellers shall, and shall cause the Company to, give Buyer and Buyer's representatives unrestricted access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of the Company and shall make the officers and employees of the Company available to Buyer and its representatives as Buyer and its representatives shall from time to time request; provided, however, that access to Company Confidential Information shall be provided not later than ten Business Days prior to the Closing. Buyer and its representatives will be furnished with any and all information concerning the Company which Buyer or its representatives reasonably request.

     (b) Except as may be reasonably necessary to carry out this Agreement and the transactions contemplated hereby, Buyer will not, will cause its Affiliates not to, and will instruct its and its Affiliates' agents and financing sources not to disclose Company Confidential Information to any Person other than Buyer's employees, agents and financing sources on a "need to know" basis without the prior consent of the Company, unless compelled to disclose any such Company Confidential Information by judicial or administrative process or, in the opinion of Buyer's counsel, by other requirements of law.

     (c) Except as may be reasonably necessary to carry out this Agreement and the transactions contemplated hereby, Sellers will not, will cause their Affiliates not to, and will instruct their, and their Affiliates' agents and financing sources not to disclose any Buyer Confidential Information to any Person other than Sellers' or the Company's employees, agents and financing sources without the prior consent of Buyer, unless compelled to disclose any such Buyer Confidential Information by judicial or administrative process or, in the opinion of Sellers' counsel, by other requirements of law.

     4.3  Preservation of Business.

     (a) From the date of this Agreement until the Closing Date, Sellers shall cause the Company to operate only in the ordinary and usual course of business and consistent with past practice, and shall use their best efforts to (a) maintain the assets of the Company in substantially their current state of repair, excepting normal wear and tear, and preserve intact the present business organization and personnel of the Company, (b) preserve the goodwill and advantageous relationships of the Company with customers, suppliers, independent contractors, employees and other Persons material to the operation of its business, and (c) not permit any action or omission which would cause any of the representations or warranties of Sellers contained herein to become inaccurate or any of the covenants of Sellers to be breached. Without limiting the generality of the foregoing, except as set forth in Exhibit 4.3(a) and except for actions relating to rationalization of the businesses of the Company with the mutual written agreement of Sellers and Buyer prior to the Closing the Company will not, without the prior written consent of Buyer:

       (i) take any action, or enter into or authorize any Contract or transaction, other than in the ordinary course of business and consistent with past practice;

       (ii) sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, except sales of inventory in the ordinary course of business and consistent with past practice;

       (iii) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value;

       (iv) make any changes in its accounting systems, policies, principles or practices;

       (v) enter into, authorize, or permit any transaction with either or both of Sellers or any Affiliate of either or both of Sellers;

       (vi) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock or any other securities of the Company, or amend any of the terms of any such capital stock or other securities;

       (vii) split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any capital stock or other securities of the Company;

       (vii) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan and arrangement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

       (viii) except  for  capital  expenditure   contemplated  by  (ix)  below,
              acquire, lease or encumber any assets outside the ordinary course of business or any assets which are material to the Company;

       (ix) authorize or make any capital expenditure which individually is in excess of $100,000;

       (x) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability; or waive or extend the statute of limitations in respect of any such Taxes;

       (xi) pay any amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suit against the Company, or any of its directors, officers, employees or agents; or

       (xii) terminate, modify, amend of otherwise alter or change any of the terms or provisions of any Contract, or pay any amount not required by Law or by any Contract, other than in the ordinary course of business and consistent with past practices.

     4.4 Consents and Approvals. Sellers shall use their best efforts, and shall cause the Company to use its best efforts, to obtain all consents, approvals, certificates and other documents required in connection with the performance by any such parties of this Agreement and their respective Related Agreements and the consummation of the transactions contemplated hereby and thereby, including all consents and approvals by each party to any of the Contracts referred in
Exhibit 2.3; provided, however, that no contact will be made by either or both of Sellers or the Company (or any representative of any of such parties) with any third party to obtain any such consent or approval except in accordance with a plan previously agreed to by Buyer. Sellers shall, and shall cause the Company to, make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of either or both of Sellers, the Company or any of their respective Affiliates pursuant to any applicable Law or Contract in connection with this Agreement or any of their respective Related Agreements and the transactions contemplated hereby and thereby, and expedited submission of all materials required by any Governmental Authority in connection with such filings. Buyer shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of Buyer or any of its Affiliates pursuant to any applicable Law or Contract in connection with this Agreement or any Related Agreement and transactions contemplated hereby and thereby, and expedited submission of all materials required by any Governmental Authority in connection with such filings.

     4.5 Maintenance of Insurance. Sellers shall cause the Company to continue to carry its existing insurance through the Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur to exist.

     4.6 Resignation of Officers and Directors. Sellers shall cause each officer and member of the Board of Directors of, and each trustee or fiduciary of any plan or arrangement involving employee benefits of, the Company, if so requested by Buyer, to tender his or her resignation from such position effective as of the Closing.

     4.7  Supplemental Information.

     (a) From time to time prior to the Closing, Sellers will promptly disclose in writing to Buyer any matter hereafter arising which, if existing, occurring or know at the date of this Agreement would have been required to be disclosed to Buyer or which would render inaccurate any of the representations, warranties or statements set forth herein. No information provided to a party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement.

     (b) From time to time prior to the Closing, Buyer will promptly disclose in writing to Sellers any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Sellers to which would render inaccurate any of the representations, warranties or statements set forth in Article IV hereof. No information provided to a party pursuant to this Section shall be deemed to cure any nreach of any representation, warranty or covenant made in this Agreement.

     4.8 Noncompetition. Each of Sellers agrees that the following provisions of this Section are intimately linked to the other transactions contemplated by this Agreement, and each Seller acknowledges that Buyer would not enter into this Agreement without each Seller agreeing to be bound by the following provisions from the date hereof until the Ending Date (as hereinafter defined):

     (a) Except as expressly approved (which approval shall not be unreasonably withheld) by Buyer, each Seller agrees that from and after the date of this Agreement until 3 years after the later of (i) the Closing Date, and (ii) the date the employment of such Seller by the Company terminates (the later of such dates being referred to herein as the "Ending Date" with respect to each Seller), that he shall not directly or indirectly:

       (i) except as an officer or employee of the Company ( or any successor corporation into which it may be merged or consolidated), engage in, control, advise, manage, serve as a director, officer, or employee of, act as a consultant to, provide any funds for, receive any economic benefit from, have any financial interest in (except investment in not more than 2% of any class of securities of any publicly traded company) or exert any influence upon (whether by guarantee, loan or otherwise), any business which conducts activities in the Territory (as hereinafter defined) similar to those conducted by the Company provided that this restriction shall not apply to any activity in connection with a business that does not actually or potentially compete with the activities of the Company;

       (ii) except in connection with any duties as an officer or employee of the Company, solicit, divert or attempt to solicit or divert any party who is or was a customer or supplier of the Company, provided that this restriction shall not apply to any activity on behalf of a business that does not actually or potentially compete with the activities of the Company;

       (iii) employ, solicit for employment or encourage to leave their employment, in each case, either as an employee, agent or representative, any person who was during the two-year period prior to such employment, solicitation or encouragement or is an officer, employee, agent or representative of the Company;

       (iv) disturb, or attempt to disturb, any business relationship between any third party and the Company; or

       (v) make any statement to any third party, including the press or media, likely to result in adverse publicity for the Company.

"Territory" means the Republic of South Africa and all other countries in which the Company has transacted business prior to the Ending Date.

     (b) In the event of actual or threatened breach of the provisions of this Section, Buyer, in addition to any other remedies available to it for such breach or threatened breach, including the recovery of damages, shall be entitled to an injunction restraining either or both of Sellers, as appropriate, from such conduct.

     (c) If at any time any of the provisions of this Section shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, area, scope of activity or otherwise, then this Section shall be considered divisible (with the other provisions to remain in full force and effect) and the invalid or unenforceable provisions shall become and be deemed to be immediately amended to include only such time, area, scope of activity and other restrictions, as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and each Seller expressly agrees that this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

     (d) The provisions of this Section shall be in addition to, and not in limitation of, any other provisions contained in any other agreement restricting competition by either or both of Sellers.

     (e) Sellers shall not, directly or indirectly, (i) disclose, or (ii) use for their own benefit, or for the benefit of any other Person(other than, in the case of (a) below, the Company or Affiliate of the Company), (a) any secret or confidential information, customer lists, supplier information, or any other data of or pertaining to the Company or to any Affiliate of the Company, their respective businesses or financial affairs, or their products which are not a matter of public knowledge or (b) any Buyer Confidential Information
(collectively, the "Confidential Information"). Each Seller agrees that upon termination of such Seller's employment agreement with the Company for any reason and upon the request of the Company on or after the Closing Date, he will immediately deliver to the Company all original papers, books, manuals, lists, correspondence and documents containing or relating to the Confidential Information, together with al copies thereof, except that each Seller may keep copies of such materials as shall be necessary to permit such Seller to prepare his tax returns or to comply with any other legal requirements.

     4.9  Exclusivity.

     Neither of Sellers and non of the Company or any of their respective directors, officers, employees, representatives, agents or Affiliates shall, directly or indirectly, solicit, initiate, encourage, respond favorably to, permit or condone inquiries or proposals from, to provide any confidential information to, or participate in any discussions or negotiations with, any Person (other than Buyer, and the respective directors, officers, employees, representatives and agents) concerning (i) any merger, sale of assets not in the ordinary course of business, acquisition, business combination, change of control or other similar transaction involving the Company, or (ii) any purchase or other acquisition by any Person of the Shares, or (iii) any sale or issuance by the Company of any shares of its capital stock. Sellers will promptly advise Buyer of, and communicate to Buyer the terms and conditions of (and the identity of the Person making), any such inquiry or proposal received.

     4.10 Use of Name. From and after the Closing Date, neither of Sellers nor any of their Affiliates will directly or indirectly use in any manner any trade name, trademark, service mark or logo used by the Company or any word or logo that is similar in sound or appearance.

     4.11  Tax Indemnity.

     (a) For purposes of this Agreement, "Tax Indemnification Period" means the period (including all prior taxable years) ending on and including the Closing Date. For any taxable year of the Company that does not end on, and would otherwise extend beyond, the Closing Date, there shall be a deemed short taxable year ending on and including such date and a second deemed short taxable year beginning on and including the day after such date. For purposes of allocating gross income and deductions between deemed short taxable years, the books of the Company shall be closed as of the close of business of the Closing Date, and all amounts of income, gain, loss and deduction shall be reflected in the period in which such items accrued under the Company's normal tax accounting methods.

     (b) Sellers agree to jointly and severally indemnify Buyer against, and agree to hold it harmless from, any and all Losses incurred or suffered by it relating to or arising our of or in connection with any and all Taxes that have become due and payable during, or which have accrued with respect to the Company for, any period included in the Tax Indemnification Period and that have not been paid prior to the Closing Date or reserved on the Financial Statements (which reserves shall not take into account any liability for deferred taxes). Any Taxes attributable to the operations of the Company payable as a result of an audit of any Tax Return shall be deemed to have accrued in the period to which such Taxes are attributable.

     4.12 Termination of Certain Agreements. Each Seller shall, and each Seller agrees that it shall cause its Affiliates and the Company to, and that its Affiliates and the Company shall, effective as the Closing, without any cost to the Company, terminate, rescind, cancel and render void and of no effect all of the Contracts between the Company on the one hand and such Seller or any of its Affiliates, as the case may be (other than the Company) on the other hand, except for those Contracts listed in Exhibit 4.12 and those Contracts entered into pursuant to this Agreement.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     The obligations of Buyer under Article I of this Agreement are subject to the satisfaction or waiver by Buyer of the following conditions precedent on or before the Closing Date:

     5.1 Warranties True as of Both Present Date and Closing Date. The representation and warranties of Sellers contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made by Sellers on and as of the Closing Date, unless, in each case, any such inaccuracy, untruth or incorrectness with respect thereto shall not (i) have been wilful on the part of either Seller and (ii) be reasonably likely to result in a Company Material Adverse Effect.

     5.2 Compliance with Agreements and Covenants. Sellers and the Company shall have performed and compiled with all of their respective covenants, obligations and agreements contained in this Agreement to be performed and compiled with by them on or prior to the Closing Date.

     5.3 Consents and Approvals. Buyer shall have received written evidence satisfactory to Buyer that the approval of the Exchange Control Department of the South African Reserve Bank and all other consents and approvals required for the consummation of the transactions contemplated hereby or the ownership and operation by Buyer of the Company and it business have been obtained, and all required filings have been made, including those set forth on Exhibit 2.3, and excluding those excluded as set forth on Exhibit 2.3.

     5.4 Documents. Buyer shall have received all of the agreements, documents and items specified in Section 7.2.

     5.5  Employment  Agreements.   The  Company  shall  have  entered  into  an
employment agreement with each of Eddie Cardoso, J. Cardoso, Michael Cardoso and Chris Cardoso, substantially in the forms attached hereto as Exhibit 5.5.

     5.6 Consulting Agreement. The Company shall have entered into a consulting agreement with Eduardo P.V. Cardoso, substantially in the form attached hereto as Exhibit 5.6.

     5.7 Noncompetition Agreement. The Company shall have entered into a Noncompetition Agreement, substantially in the form of Exhibit 5.7 hereto, with each of the key employees named in Exhibit 5.7.

     5.8 Due Diligence Review. Buyer shall have been satisfied with (i) results of its investigation and review of the business, operations, assets, liabilities, results of operations, cash flows, condition (financial and otherwise) and prospects of, and other matters relating to, the Company and (ii) the results of its investigation, and review that there is no material adverse misstatement with respect to Sellers' representations set forth herein.

     5.9 Delivery of Exhibits. All exhibits respecting the Company and/or Sellers or either of them have been delivered in final form at least five Business Days prior to the Closing Date (not counting the Closing Date as one of such Days) and no such exhibit contains or reflects a Material Adverse Change from the last previous draft of such exhibit, or, if none, the last oral discussion or written memorandum respecting such exhibit or Exhibit.

     5.10 No Material Adverse Change. No Company Material Adverse Change shall have occurred and no event shall have occurred which, in the reasonable judgement of Buyer, is reasonably likely to have a Company Material Adverse Effect.

     5.11 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which (a) might have a Company Material Adverse Effect, or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby or any integration of any operations of the Company with those of Buyer and its Affiliates.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATION OF SELLERS

     The obligations of Sellers under Article I of this Agreement are subject to the satisfaction or waiver by Sellers of the following conditions precedent on or before the Closing Date:

     6.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Buyer contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made by Buyer on and as of the Closing Date.

     6.2 Compliance with Agreements and Covenants. Buyer shall have performed and complied with all of its respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

     6.3 Documents. Seller shall received all of the agreements, documents and items specified in Section 7.3.

     6.4 Consulting Agreement. Eduardo P.V. Cardoso shall have each entered into a consulting agreement with the Company, substantially in the form attached hereto as Exhibit 5.6.

     6.5 Release of Personal Guarantees. Sellers shall have received a release or indemnification (which indemnification, if any, shall not be subject to the amount limitations set forth in Section 9.2 of this Agreement) by the Company and Buyer with respect to certain personal guarantees of Sellers in connection with the obligations of the Company specified on Exhibit 6.5 of this Agreement, substantially in the forms attached hereto as Exhibit 6.5

     6.6 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby or any integration of any operations of the Company with those of Buyer and its Affiliates, including its Subsidiaries.

     6.7 Consents and Approvals. Sellers shall have received written evidence satisfactory to Sellers that the approval of the Exchange Control Department of the South African Reserve Bank and all other consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, including those set forth in Exhibit 4.3.

                                   ARTICLE VII

                                     CLOSING

     7.1 Closing. The Closing shall be scheduled to occur at the offices of Samuel Goldman & Associates, 260 Madison Avenue, New York, New York 10016 at 10:00 A.M. on the later of: (i) November 1, 1999 , or (ii) such later date as the parties hereto shall mutually agree. The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, the close of business on the Closing Date.

     7.2 Deliveries by Sellers. At the Closing, in addition to any other documents or agreements required under this Agreement, Sellers shall deliver to Buyer the following:

     (a) Certificates evidencing all of the Shares, which certificates shall be duly endorsed in blank or accompanied by duly executed stock powers;

     (b) The resignations of the persons listed in Exhibit 7.2(b) as directors and officers of the Company;

     (c) Evidence, in form satisfactory to Buyer, that all consents and approvals referred to in Exhibit 2.3 have been obtained;

     (d) Except for those Liens specified on Exhibit 7.2(d) attached hereto, a written statement from each Person holding a Lien upon any of the assets of the Company, or upon any Shares, confirming the repayment of the indebtedness secured thereby and the release as of the Closing Date of (i) such Lien and (ii) all obligation sunder any and all Contracts relating thereto;

     (e) A certificate dated the Closing Date of each Seller certifying as to the compliance by each Seller and the Company, as the case may be, with Sections
5.1 and 5.2;

     (f) The Certificates of Incorporation or similar instruments of the Company certified by the Secretary of State or equivalent Person of the jurisdiction of incorporation of the Company, and Bylaws or similar instruments of the Company, certified by the Secretary of the Company;

     (g) Certificates of Good Standing for the Company from the Republic of South Africa;

     (h) An opinion, dated the Closing Date, of [Name}, counsel for Sellers and the Company, substantially in the form attached hereto as Exhibit 7.2(h);

     (i) [Intentionally omitted].

     (j) A certificate of the Company's Secretary certifying resolutions of the Board of Directors of the Company approving this Agreement, the Company's Related Agreements and the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of the Company;

     7.3 Deliveries by Buyer. At the Closing, Buyer shall deliver to Sellers the following:

     (a) The respective aggregate amounts payable to each Seller at the Closing pursuant to Section 1.2;

     (b) A certificate, dated the Closing Date, of an executive officer of Buyer, certifying as to the compliance by Buyer with Sections 6.1 and 6.2;

     (c) Certificates of Buyer's secretary certifying resolutions of the board of directors of parties approving this Agreement and its Related Agreements and the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Buyer)'

     (d) Evidence, in form satisfactory to Sellers, that all consents and approvals referred to in Exhibit 3.3 have been obtained; and

     (e) An opinion, dated the Closing Date, of [Name] counsel for Buyer, substantially in the form of Exhibit 7.3(e);


                                  ARTICLE VIII

                                   TERMINATION

     8.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

     (a) With the mutual consent of Sellers and Buyer;

     (b) By Sellers or Buyer, if the Closing shall not have taken place on or before October 31, 1999 ; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose wilful failure to fulfil any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

     (c) By Buyer, if there shall have been a material breach of any covenant, representation or warranty or other agreement of either or both of Sellers or of the Company hereunder, and such breach shall not have been remedied within ten Business Days after receipt by Sellers of a notice in writing from Buyer specifying the breach and requesting such be remedied; or

     (d) By Sellers, if there shall have been a material breach of any covenant, representation or warranty or other agreement of Buyer hereunder, and such breach shall not have been remedied within ten Business Days after receipt by Buyer of notice in writing from Sellers specifying the breach and requesting such be remedied.

     8.2  Effect of Termination.  If this  Agreement is  terminated  pursuant to
Section 8.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 4.2(b), 11.1, 11.11 and 11.12, which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior wilful breach of this Agreement.

                                   ARTICLE IX

                                 INDEMNIFICATION

     9.1 Survival. Except as otherwise specified, the representations and warranties of Sellers contained herein shall survive the Closing for a period expiring at the close of business on the date that is one year after the date that Buyer and Sellers receive from the one year anniversary of the Closing Date, (the "Survival Date") except that (i) Tax Warranties shall survive until the Tax Statute of Limitations Date, and (ii) Title and Authorization Warranties shall survive forever. The representations and warranties of Buyer contained herein shall survive the Closing for a period expiring at the close of business on the Survival Date except that the representations and warranty set forth in
Section 3.2 hereof shall survive forever.

     9.2 Limits on Indemnification. The parties hereto agree that any indemnification payments to be made pursuant to this Agreement by either or both of Sellers on the one hand or Buyer on the other hand shall be subject to the requirement that no claim may be made (i) until the aggregate amount of indemnifiable Losses incurred by Sellers on the one hand or Buyer on the other hand exceeds $200,000, at which time such claim for indemnification may be made for the aggregate amount of all indemnifiable Losses exceeding $200,000 or (ii) for any amount with respect to the Sellers jointly in excess of $1,500,000.

     9.3 Indemnification by Sellers. Each of Sellers, jointly and severally, agrees to indemnify Buyer against, and agrees to hold it harmless from, any and all Losses incurred or suffered by it relating to or arising out of or in connection with any of the following; provided, however, that such indemnification shall, except as set forth in Sections 4.8 and 11.2, be the sole remedy for Buyer for any and all such Losses:

     (a) any breach of or any inaccuracy in any representation or warranty made by Sellers in this Agreement or any Related Agreement or any document delivered at the Closing; provided, however, that (A) except for breaches of or inaccuracies in Tax Warranties or Title and Authorization Warranties, a notice of Buyer's claim shall have been given to Sellers not later than the close of business on the Survival Date, and (B) in the case of a Tax Warranty, a notice of the Buyer's claim shall have been given to Sellers not later than the Tax Statute of Limitations Date; or

     (b) any breach of or failure by either or both of Sellers or the Company to perform any covenant or obligation of such party set out or contemplated in this Agreement or any Related Agreement or any document delivered at the Closing.

     9.4 Indemnification by Buyer. Buyer agrees to indemnify each of Sellers against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following; provided, however that such indemnification shall, except as set forth in Section 11.12, be the sole remedy for either or both of Sellers for any and all such Losses:

     (a) any breach of or any inaccuracy in any representation or warranty made by Buyer in Sections 4.1, 4.2, or 4.3 in this Agreement or any Related Agreement or any document delivered at the Closing; or

     (b) any breach of or failure by buyer to perform any covenant or obligation set our or contemplated in this Agreement or any Related Agreement or any document delivered at the Closing.

     9.5 Claims. The provisions of this Section shall be subject to Section 9.6. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the indemnified person ("Idemnified Person") shall promptly give notice to the Indemnifying Person ("Indemnified Person") of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within 30 days of receiving notice thereof, the Indemnified Person shall be entitled to recover, on the thirty-fifth day after such notice given, from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted; if the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, without prejudice to the Indemnified Person's claim for the difference. In addition to the amounts recoverable by the Indemnified Person from the Indemnifying Person pursuant to the foregoing provisions, the Indemnified Person shall also be entitled to recover from the Indemnifying Person interest on such amounts at the rate of Two Times Prime from, and including, the thirty-fifth day after such notice of an indemnification claim is given to, but not including, the date such recovery is actually made by the Indemnified Person.

     9.6 Notice of Third-party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person written agreement that the Indemnified Person is entitled to Indemnification for any Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof provided, however, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines from its judgement that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent and defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

     9.7 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any claim, suit, action or proceeding shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as a final judgement or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person will give the Indemnifying Person at least 30 days notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided ,however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

     9.8 Failure of Indemnifying Person to Act. In the event that the Indemnifying person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

     9.9 Tax Character. Sellers and Buyer agree that any payments pursuant to this Article IX will be treated for tax purposes as adjustments to the purchase price of the Shares, and that they will report such payments on all Tax Returns consistently with such characterization.

                                    ARTICLE X

                                   DEFINITIONS

     10.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

     "Affiliate" means, with respect to any specified Person (1) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person,
(2) any other Person which is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities of the specified Person or a Person described in clause (1) of this paragraph, (3) another Person of which the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, or (4) any relative or spouse of the specified Person or any of the foregoing Persons.

     "Business Day" means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which commercial banks located in New York City are generally closed for business.

     "Buyer  Confidential   Information"  means  all  confidential   information
concerning Buyer or its Affiliates that (i) is not and has not become ascertainable or obtainable from public or published information, (ii) is not received from a third party or is received from a third party pursuant to the authorization of Buyer, (iii) was not in the Company's or either or both of Sellers' possession prior to disclosure thereof to Sellers or the Company in connection with the transactions contemplated herein, and (iv) was not independently developed by the Company or either or both of Sellers.

     "Closing" means the consummation of the transactions contemplated herein.

     "Closing Date" means the date at which the Closing occurs.

     "Company Confidential Information" means all confidential information concerning the Company or its Affiliates that (i) is not and has not become a ascertainable or obtainable from public or published information, (ii) is not received from a third party or is received from a third party pursuant to the authorization of the Company or either or both of Sellers in connection with Buyer's due diligence review of the Company, (iii) was not in Buyer's possession prior to disclosure thereof to Buyer in connection with the transactions contemplated herein, and (iv) was not independently developed by Buyer.

     "Company Material Adverse Change" means a change (or circumstance involving a prospective change) in the business, operations, assets, liabilities, results or operations, cash flows, condition (financial or otherwise) or prospects of the Company which is materially adverse.

     "Company Material Adverse Effect" means an effect (or circumstance involving a prospective effect) on the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Company which is materially adverse.

     "Contract" means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, which is intended or purports to be binding and enforceable.

     "Corporate Owned Related Assets" means those assets described in Exhibit 1.1(b) used in connection with the business of the Company which are currently not owned by the Company, but are owned by other corporations, the entire stock ownership of which is held by Sellers.

     "Dollars" or numbers preceded by the symbol "$" means amounts in United States Dollars.

     "Ending Date" means the date specified in Section 4.8(a)..

     "Environmental Law" means any law which relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous or toxic wastes, substances or materials.

     "Environmental Permit" means any permit, license, approval, consent or other authorization required by or pursuant to any applicable Environmental Law.

     "Existing Borrowings" means all borrowings from lending institutions, vendors or agencies of governments or their political subdivisions, as set forth on the Financial Statements or in the books and records of the Company.

     "Financial Statements" means all of the following:

     (a) the audited financial statements of the Company as of February 28, 1999 (including all Exhibits and notes thereto), consisting of the balance sheet of such date and the related statements of income and expenses, retained earnings, changes in financial position and cash flows for the twelve-month period then ended; and

     (b) the audited financial statements of the Company as of February 28, 1999 (including all Exhibits and notes thereto) consisting of the balance sheet at such date and the related statements of income and expenses, retained earnings, changes in financial position and cash flows for the twelve-month period then ended.

     In addition to (a) and (b) above, after the date of this Agreement, the term "Financial Statements" shall include any and all Interim Financial Statements thereafter issued.

     "GAAP" means U.S. generally accepted accounting principles at the time in effect.

     "Governmental Authority" means the government of the Republic of South Africa, the United States or any other country or state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous Material" means:

     (a) any petroleum product or fractions thereof; or

     (b) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable South African law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic dangerous waste, substance or material, all as now or at any time hereafter in effect.

     "Indemnified Person" means the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification.

     "Intellectual Property" means any and all trademarks, tradenames, service marks, patents, copyrights (including any registrations, applications, licenses or rights relating to any of the foregoing), Technology, trade secrets, inventions, know-how, designs, computer programs, processes, and all other intangible assets, properties and rights. The "Company's Intellectual Property" means any and all Intellectual Property used by the Company in the conduct of its business.

     "Interim Financial Statements" means any financial statements delivered to Buyer pursuant to Section 4.7.

     "Latest Balance Sheet" means the audited comparative balance sheet of the Company dated as of August 31, 1999, set forth in Exhibit 2.5.

     "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgement, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

     "Lien" means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

     "Loss" or "Losses" means any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorney's fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all attorney's fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity. No Loss shall be reduced by reason of tax benefits allegedly enjoyed as a result of such Loss by any Indemnified Party.

     "Person"  means  any   individual,   corporation,   proprietorship,   firm,
partnership, limited partnership, trust, association or other entity, including a government or government department, agency or instrumentality.

     "Real Property Leases" has the meaning set forth in Section 2.9.

     "Related Agreement" means any Contract which is or to be entered into at the Closing or otherwise pursuant to this Agreement. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements," "its Related Agreements" or another similar expression.

     "Related Assets" means those assets described in Exhibit 1.1(b) used in connection with the business of the Company which are currently not owned by the Company, but are under the ownership or control of Sellers.

     "Shares" means the 100 shares of Common Stock,one South African rand par value per share, of the Company held of record by Sellers, 99 of which shares are held of record by Eduardo P.V. Cardoso and 1of which shares are held of record by Alberteina Cardoso.

     "Subsidiaries" means any Person 50.1% or more of the voting power of which is controlled by another Person.

     "Survival Date" means the date specified in Section 9.1.

     "Taxes" means all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

     "Tax Return" means any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

     "Tax Statute of Limitations Date" means the close of business on the 30th day after the expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof (of if such date is not a Business Day, the next Business Day).

     "Tax Warranty" means a representation or warranty in Sections 2.17 or 2.19.

     "Territory" means the Republic of South Africa, and all other countries in which the Company has transacted business prior to the Ending Date.

     "Title and Authorization Warranty" means a representation or warranty in Sections 2.2, 2.4 or 2.7.

     "Two Times Prime" means two times the weighted average prime rate (as the prime rate as from time to time announced by Citibank, N.A. in New York City).


                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 Expenses. Sellers shall pay all expenses of Sellers and the Company (including attorneys' fees and expenses) and Buyer shall pay all expenses of Buyer (including attorneys' fees and expenses), in each case incurred in connection with this Agreement and the transactions contemplated hereby. Sellers shall pay all sales, use, stamp, transfer, service, recording, real estate and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Shares.

     11.2 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto.


     11.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) seven Business Days after being deposited in the U.S. or South African mail, certified or registered mail, postage paid:

         (a)      If to Sellers, addressed as follows:

                  Eduardo P.V. Cardoso
                  Rua da Pedracina 16A
                  Funchal, Madeira 9000

                  Facsimile No.: 351-91-222-885


         (b)      If to Buyer, addressed as follows:

                  Cheshire Developments, Inc.
                  c/o Total Trade and Investment Ltd.
                  191 Post Road West
                  Westport CT. 06880


                  with a copy to:

                  Samuel Goldman & Associates
                  260 Madison Avenue, 18th Floor
                  New York, New York 10016
                  Attention: Samuel Goldman, Esq.

                  Facsimile No.: 212-725-0805

         (c)      If to the Company, addressed as follows:

                  Cardoso Cigarette Depot (PTY) Limited
                  468 Jules Street
                  Malvern, Johannesburg, South Africa

                  Facsimile No.: 27-11-622-1531

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     11.4 Effect of Investigation.

     (a) Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Buyer shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by Sellers or the Company made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Buyer.

     (b) Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Sellers or the company shall not limit, qualify, modify or amend the representations, warranties and covenants of, or indemnities by, Buyer made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Sellers or the Company.

     11.5 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. The waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any term, covenant, representation or warranty.

     11.6 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.7 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, with limitation," respectively. Underscored references to Articles, Sections, Subsections or Exhibits shall refer to those portions of this Agreement. Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that may more general or less general representation, warranty or covenant was not also breached or in accurate.

     11.8 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

     11.9 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective estates, heirs, legal representatives, successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party hereto without the written consent of each


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


other party hereto, except that Buyer may assign its rights hereunder, but not its obligations, without such consent toany Affiliate of Buyer.

     11.10 No Third-Party Beneficiaries. This Agreement is solely for the of the benefit of the parties hereto and, to the extend provided herein, their respective estates, heirs, successors, Affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

     11.11 Publicity. Prior to the Closing Date, except as required by Law or the rules of any stock exchange, no public announcement or other publicity regarding the transactions referred to herein shall be made by Buyer, Sellers, the Company or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of Buyer and Sellers, in any case, as to form, content, timing and manner of distribution or publication; provided, however, that nothing in this Section shall prevent such parties from discussing such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions.

     11.12 Liquidated Damages.

     (a) If, prior to the Closing, Buyer materially fails to meet its obligations under this Agreement or fails to close on the transactions contemplated hereby, unless Buyer, as the case may be, is entitled not to close pursuant to the terms hereof, Sellers may lawfully terminate this Agreement in accordance with the notice and lapse of time requirements of Section 8.1(d), and if it is so terminated, an aggregate of $[Amount] shall be payable by Buyer to Sellers, all as liquidated damages to Sellers, and such payments shall be the sole remedy prior to the Closing of Sellers and the Company for such failure by Buyer and shall only be available as a remedy prior to the Closing.

     (b) If, prior to the Closing either or both of Sellers materially fails to meet their obligations under this Agreement or fails to close on the transactions contemplated hereby, unless Sellers, as the case may be, are entitled not to close pursuant to the terms hereof, Buyer may lawfully terminate this Agreement in accordance with the notice and lapse of time requirements of
Section 8.1(c), and if it is so terminated, $ [Amount] shall be payable, jointly and severally, by Sellers to Buyer as liquidated damages to Buyer, and such payment shall be the sole remedy prior to the Closing of Buyer for such failure by either or both of Sellers and shall only be available as a remedy prior to the Closing. The Company agrees to guarantee Sellers' obligations with respect to such liquidated damages.

     11.13 Further Assurances. Upon the reasonable request of Buyer, each Seller will on and after the Closing Date execute and deliver to Buyer such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to Buyer of, and to vest fully Buyer title to, the Shares, and to otherwise carry out the purposes of this Agreement.

     11.14 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     11.15 Remedies Cumulative. Unless otherwise specified, the remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

     11.16 Entire Understanding. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto and supercede any and all prior agreements, arrangements and understandings among the parties.

     11.17 Jurisdiction of Disputes; Waiver of Jury Trial. In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, any Related Agreement or any matters described or contemplated herein or therein, with respect to any of the matters described or contemplated herein or therein, the parties to this Agreement hereby (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent jurisdiction located within the City of New York, New York, whether a state or federal court; (b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court

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


described in clause (a) of this Section and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section shall be deemed to prevent any party from seeking to remove any action to a federal court in New York, New York; (c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (d) designate, appoint and direct CT Corporation System as its authorized agent to receive on its behalf service of any and all process and documents in any legal proceeding in the State of New York; (e) agree to notify the other parties to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly to designate another agent in the City of New York, satisfactory to Sellers and Buyer, to serve in place of such agent and deliver to the other parties written evidence of such substitute agent's acceptance of such designation; (f) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth here in for communications to such party; (g) agree that any service made as provided herein shall be effective and binding service in every respect; and (h) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by Law. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be execute and delivered as of the date first above written.



CHESHIRE DISTRIBUTORS, INC.                 CARDOSO CIGARETTE DEPOT (PTY)
                                            LIMITED

By: /s/ John Rodrigues                      By: /s/ Eduardo P.V. Cardoso
   ------------------------                    ---------------------------
    John Rodrigues                              Eduardo P.V. Cardoso
    Title: Chairman                             Title: Chairman

   /s/ Eduardo P.V. Cardoso
   ------------------------
     Eduardo P.V.Cardoso


   /s/ Alberteina Cardoso
   ------------------------
     Alberteina Cardoso




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